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                                                ACTIVE LINK COMMUNICATIONS, INC.
                                                                     FORM 10-KSB
                                                                  EXHIBIT 10 (m)

                              EMPLOYMENT AGREEMENT



This Agreement effective this 15th day of May, 2001 between Mobility Concepts, Inc. ("Company") and William D. Kelly ("Employee").

         WITNESSETH

Whereas, the Company desires to employ Employee as an executive officer of the Company and he is willing to accept such employment and thereafter to perform the services hereafter described, upon the terms and conditions hereinafter set forth.

Now, therefore, it is agreed between the Company and Employee that:

         1. Employment. The Company hereby employs Employee as Chief Financial Officer for the period beginning on the date that he reports to work at the Company's office in Naperville and ending on December 31, 2002. This agreement shall be extended for an additional year from that date each year unless either party gives the other at least 30 days written notice of termination.

         2. Duties. During the period that Employee shall be an employee of the Company as Chief Financial Officer, he shall have and exercise such duties, powers, and authority as may be assigned to him by the Chief Executive Officer. He shall report and be responsible to the Board of Directors, the Chairman of the Board, and the Chief Executive Officer. Employee agrees to perform the duties enumerated in this paragraph and to serve as an employee from the date of the commencement of his employment.

         3.       Compensation.

                  (a) Base Salary. Employee's base salary shall initially be $110,000.00 annually and shall be reviewed and adjusted (upward only) from time to time by Company in accordance with its salary and wage policies (the "Base Salary"). In no event shall the Base Salary be adjusted upward in an amount less than the current year's CPI, multiplied by the Base Salary for the immediately preceding year. Company shall pay Employee his Base Salary in accordance with Company's regular payroll practices, but not less frequently than monthly.

                  (b) Bonus. During the first year (12 months) of employment, Employee shall receive a bonus of $40,000.00, to be paid in four equal quarterly increments. In subsequent years Employee shall receive a discretionary annual bonus based upon the performance of Company, to be awarded at the sole discretion of the Board of Directors of the Company. Employee shall also participate in any incentive or bonus plans established by the Company for the officers and employees thereof in accordance with the terms of those plans.

                  (c) Employee Benefits. During the Term, Employee and Employee's family and dependents shall be entitled to all such employment benefits as may, from time to time, be made generally available to Company's senior managers and their families and dependents, including without limitation, retirement plans, medical health, dental and other similar insurance, and vacation; provided, however, that such benefits and arrangements are made available to such senior managers in the Company's sole discretion and are subject to Employee's and Employee's family's qualification for



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                           benefits under each such plan. Nothing in this
                           Agreement establishes any right of Employee or Employee's family to the availability or continuance of any such plan or arrangement, each of which may be terminated, altered, amended or modified at any time on a non-discriminatory basis, in Company's sole discretion. In addition to those employment benefits generally available to Company's executives, Company shall provide, or reimburse Employee for (i) long-term disability insurance equivalent to 70% of Employee's annual compensation, and (ii) a car allowance equal to $600 per month.

                  (d) Waiver of Waiting Periods. The Company will waive any waiting period for participation in the 401(k) Savings and Retirement Plan and the health insurance plan.

                  (e) Business Related Expenses. Upon presentation of vouchers and similar receipts, Employee shall be entitled to receive prompt reimbursement in accordance with the policies and procedures of Company maintained from time to time for all reasonable business expenses actually incurred in the performance of his duties hereunder.

                  (f) Vacation. Employee shall be entitled to three (3) weeks paid vacation for each fiscal year (prorated for any partial year) during the duration of the Agreement at times selected by Employee. Earned vacation will increase at a rate of one day per year of service, with a maximum annual vacation allotment of four (4) weeks paid vacation.

                  (g) Additional Term Life Insurance. The Company will, during the term of this Agreement, maintain at its expense, term insurance upon the life of Employee in the face amount of $500,000, payable to such beneficiary as Employee shall designate from time to time in writing to the Company and, in the absence of such designation, to his estate. Such insurance shall be in addition to such group term insurance as the Company maintains for the benefit of salaried employees generally of the rank and status of Employee.

4. Termination. Employee's employment with Company may be terminated only under the circumstances described in Sections 4(a) through 4(g):

                  (a) Death. Employee's employment hereunder will automatically terminate upon his death.

                  (b) Disability. If Employee is Disabled for any continuous one hundred eighty (180) days during any twelve (12) continuous month period, Company may terminate Employee's employment with Company. For purposes of the Agreement, Employee shall be deemed to be "Disabled" if he has a physical or mental disability that renders him incapable, after reasonable accommodation, of performing his duties under this Agreement. In the event of a dispute as to whether Employee is Disabled, Company may refer the same to a licensed practicing physician mutually agreed to by Employee and Company, and Employee agrees to submit to such reasonable tests and examination as such physician shall deem appropriate. The determination of said licensed practicing physician shall be determinative.

                  (c) Cause. Company may terminate Employee's employment hereunder at any time for Cause. For purposes of this Agreement, the term "Cause" shall mean: (i) the perpetration by Employee of a fraud or crime against Company, or any affiliate thereof including any entity controlled by or under common control with Company (collectively, the "Company"), or
                  (ii) Employee's conviction of a crime involving moral turpitude.

                  (d) Termination by Company for Good Reason. Company may terminate Employee's employment hereunder at any time after the expiration of the first Term of the Agreement for Good Reason. For purposes hereof, "Good Reason" means:



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                  (i)      the material failure by Employee to perform his
                           duties hereunder (other than any such failure resulting from Employee's illness or incapacity) that is not cured within thirty (30) days after Employee's receipt of a Notice of Termination relating to such failure; or

                  (ii) insubordination, disloyalty to the Company or disparagement of the Company by Employee which, in any such case(s), individually or collectively, materially and adversely affects the business or reputation of the Company, and that is not cured within thirty (30) day after Employee's receipt of a Notice of Termination relating to such failure

         (e) Termination by Employee Not for Good Reason. Employee may terminate his employment hereunder at any time for any reason by giving Company prior written Notice of Termination, which Notice of Termination shall be effective not less than thirty
                  (30) days after it is given to Company, provided that nothing in this Agreement shall require Employee to specify a reason for any such termination.

         (f) Mutual Agreement. This Agreement may be terminated at any time by the mutual agreement of the parties. Any termination of Employee's employment by mutual agreement of the parties must be set forth in a written agreement signed by Employee and a member of the Board of Directors of Company.

         (g) Notice of Termination. Any termination of Employee's employment by Company or Employee (other than a termination pursuant to mutual agreement or death) must be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" means a dated notice which indicates the specific termination provision in this Agreement relied on and which sets forth in reasonable detail the facts and circumstances, if any, claimed to provide a basis for termination of Employee's employment under the provision so indicated.

         (h) Date of Termination. "Date of Termination" means the last day Employee is employed by Company, provided that Employee's employment is terminated in accordance with the foregoing provisions of this Section 4.

5.       Rights Upon Termination.

         (a) In the event of Employee's termination pursuant to Section 4(b), 4(c), 4(d), 4(f) or 4(g), Employee shall be entitled to a lump sum payment (payable no later than fourteen (14) days after the Date of Termination) for any unused vacation days and any other accrued benefits to which Employee is entitled, as determined in accordance with Company policy as in effect from time to time. In addition, with the exception of termination pursuant to Section 4(e), Employee shall be entitled to continued participation and coverage in the Company's benefit programs as defined in Sections 3(c) and
                  (g), including medical health, dental, short-term and long-term disability and other similar insurance, for a period of one (1) year.

         (b) In the event of Employee's termination pursuant Section 4(b), 4(d), 4(f) or 4(g) of this Agreement, Employee shall also be entitled to the following severance benefits for the period of one (1) year (the "Severance Period"): (i) to receive salary continuation, paid in accordance with Company's regular payroll practices, but not less frequently than monthly, (ii) to receive payment of a pro-rated bonus through the term of the Severance Period, (iii) outplacement services equivalent to one month's salary, (iv) continuation of the automobile allowance then in effect, (v) continued participation in the Company's 401(k) Savings and Retirement Plan, including company matching, to be considered fully vested at the expiration of the Severance Period.


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6.       Restrictive Covenant. During the term of this agreement, Employee shall devote his best efforts and full time to advance the interests of the Company and to perform his duties hereunder, and during such time Employee shall not directly or indirectly, alone or as a member of a partnership, or as an officer, director, or shareholder of a corporation, be engaged in or concerned with any other commercial duties or pursuits which are in any manner competitive with the Company.

7. Confidentiality. At all times, both before and after termination of his employment, Employee shall keep and retain in confidence and shall not disclose to any persons, firm, or corporation (except with the written consent of the Company first obtained) any of the proprietary, confidential, or secret information or trade secrets of the Company.

8. Reorganization. If the Company shall at any time be merged or consolidated into or with any other corporation or entity, the provisions of this agreement shall survive any such transaction and shall be binding on and inure to the benefit of the corporation resulting from such merger or consolidation or the corporation to which such assets will be transferred (and this provision shall apply in the event of any subsequent merger, consolidation, or transfer), and the Company, upon the occasion of any of the above-described transactions, shall include in the appropriate agreements the obligation that the payments herein agreed to be paid to or for the benefit of Employee, his beneficiaries or estate, shall be paid, and that the provisions of this paragraph be performed. In the event that Employee terminates this Agreement pursuant to Section 4(e) within two (2) years of a 40% or more change in control of the Company, Employee shall be entitled to receive severance benefits as set forth in Section 5(a) and (b). For purposes of this Agreement, a "Change in Control" shall not include any acquisition of any part of the Company by Active Link.

9. Indemnification. The Company shall indemnify Employee if Employee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including an action by the Company), whether civil, criminal, administrative, or investigative, and whether formal or informal, by reason of (or, in the case of an action by the Company, to procure a judgment in the Company's favor by reason of) the fact that Employee is or was a director, officer, employee, executive or agent of the Company, or, is or was serving at the request of the Company as a director, officer, partner, trustee, executive, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not-for-profit, against expenses, including attorneys' fees, judgments, penalties, fines (criminal or civil) and amounts paid in settlement actually and reasonably incurred by Employee in connection with such action, suit or proceeding, to the fullest extent and in the manner permitted by Illinois law, regardless of any indemnification or similar provision in the By-laws or Articles of Incorporation of the Company. Expenses incurred by Employee in defending any threatened or pending action, suit or proceeding shall be paid by the Company in advance of the final disposition of any such action, suit or proceeding, upon receipt of an undertaking by or on behalf of Employee to repay such amount, in the event it is ultimately determined that Employee is not entitled to be indemnified by the Company in accordance with this Agreement.

10. Arbitration. In the event of any difference of opinion or dispute between Employee and the Company with respect to the construction or interpretation of this agreement or the alleged breach thereof which cannot be settled amicably by agreement of the parties, then such dispute shall be submitted to and determined by arbitration by a single arbitrator in Naperville, Illinois, in accordance with the rules, then obtaining, of the AMERICAN ARBITRATION ASSOCIATION, and judgment upon the award rendered shall be final, binding, and conclusive upon the parties and may be entered in the highest court, state or federal, having jurisdiction.

11. Severability. In the event that any provisions of this Agreement are found or held to be invalid or unenforceable, the remaining provisions of the Agreement shall nevertheless continue to be valid and enforceable as though the invalid and unenforceable parts had not been included herein and such determination shall not bar or affect the Company's or Employee's right to obtain relief based on the remaining provisions of this Agreement. Each provision of this Agreement, for this purpose, is severable and independent of every other provision.


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12.      Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois.

13. Integration. This Agreement constitutes the complete agreement between the parties concerning the matters referred to herein. The parties acknowledge that no statement, promise or representation has induced them to sign this Agreement other than those contained herein. No amendment or modification of this Agreement shall be effective unless it is in writing and signed by Employee and a member of the Board of Directors of Company.

14. Headings and Capitalized Terms. The headings contained in this Agreement are inserted for convenience only and are not to be considered in construction of the provisions herein. Any and all capitalized terms used herein and not otherwise defined herein, shall have the meaning set forth in the Merger Agreement, as it may be amended from time to time.

15. Binding Effect. This Agreement shall survive a change of control or sale of Company and shall be binding upon and inure to the benefit of, and shall be enforceable by and against, Company and its successors and assigns, and Employee and his heirs, beneficiaries and legal representatives. It is agreed that Employee may not delegate or assign his rights and obligations under this Agreement.

IN WITNESS WHEREOF, the Company and Employee have signed this agreement as of the date and year first set forth above.





                                         Mobility Concepts, Inc.


                                         ------------------------
                                         By Timothy A. Ells

ATTEST:



------------------
Company Secretary



                                         ------------------------
                                         By William D. Kelly